UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
February 12, 2008
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On February 12, 2008, Callon Petroleum Company announced that it has executed a Purchase and Sale Agreement for the sale of a 50% working interest in the Entrada Field to CIECO Energy (US) Limited, a subsidiary of Tokyo-based ITOCHU Corporation.  The transaction will have an effective date of January 1, 2008 and is expected to close by February 29, 2008.  Terms of the agreement include the following:

•	A cash payment of $155 million due at closing plus an additional $20 million future cash payment which is contingent upon reaching certain cumulative production milestones.

•	At closing, CIECO will also reimburse Callon for 50% of capital expenditures incurred in the Entrada Field prior to closing which is estimated to be approximately $18 million.

•	CIECO has also agreed to pay Callon an additional $2.50 per barrel of oil equivalent after gross field production has reached 30 million barrels of oil equivalent through December 31, 2018.

•
As part of the transaction, CIECO has agreed to provide a non-recourse loan of $150 million to Callon for the financing of Callon’s 50% share of the estimated $300 million future development costs.  The loan is expected to bear interest at LIBOR plus 375 basis points and mature within five years of first production from the property.  The final terms of the loan are still being negotiated by the parties and entry into any loan may require prior consent from Callon’s noteholders and lenders.

 The foregoing description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 —  Regulation FD

Item 7.01  Regulation FD Disclosure

A copy of the press release announcing execution of a Purchase and Sale Agreement described in Item 1.01 is attached as Exhibit 99.1 to this Form 8-K.  This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

1.1	Purchase and Sale Agreement with CIECO Energy (US) Limited, dated February 11, 2008.

99.1
Press release dated February 12, 2008 announcing execution of a Purchase and Sale Agreement for the sale of a 50% working interest in the Entrada Field to CIECO Energy (US) Limited effective January 1, 2008.  (furnished pursuant to Item 7.01)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

February 14, 2008	By:	/s/ B.F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

1.1	Purchase and Sale Agreement with CIECO Energy (US) Limited, dated February 11, 2008.

99.1
Press release dated February 12, 2008 announcing execution of a Purchase and Sale Agreement for the sale of a 50% working interest in the Entrada Field to CIECO Energy (US) Limited effective January 1, 2008.  (furnished pursuant to Item 7.01)